Exhibit 99

FOR IMMEDIATE RELEASE
March 22, 2018

Cintas Corporation Announces
Fiscal 2018 Third Quarter Results

CINCINNATI, March 22, 2018 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2018 third quarter ended February 28, 2018.

Revenue for the third quarter was approximately $1.59 billion, an increase of 26.6% over last year’s third quarter. The organic revenue growth rate, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 7.8%. The organic revenue growth rates for the Uniform Rental and Facility Services and First Aid and Safety Services reportable operating segments were 6.5% and 10.0%, respectively.

Operating income for the third quarter of $200 million increased 4.2% from last year’s third quarter operating income of $192 million. Operating income was reduced $10 million in the third quarter of fiscal 2018 and $9 million in the third quarter of fiscal 2017 by transaction and integration expenses related to the G&K Services, Inc. (G&K) acquisition. Operating income in the third quarter of fiscal 2018 was also reduced by a one-time cash payment to Cintas employees following the enactment of The Tax Cuts and Jobs Act (“Tax Act”) which was signed into legislation by the President on December 22, 2017. The one-time cash payment to employees amounted to an expense of approximately $40 million.

Scott D. Farmer, Cintas’ Chairman and Chief Executive Officer, stated, “We are pleased to report strong third quarter financial results. Each business unit contributed substantial revenue gains. Operating income, excluding G&K transaction and integration expenses and the one-time cash payment to employees, increased 24.0% over last year’s third quarter, resulting in an operating margin of 15.7%. We also made solid progress on two significant long-term investments. The first is the acquisition of G&K. We have now closed 60, or 95%, of redundant operations and have converted 65% of G&K locations to Cintas operating systems. The second is the implementation of an enterprise resource planning system. We continue to convert more operations to the system, 79 so far, and the roll-out remains on schedule. We will be a stronger company with this new technology.”

Mr. Farmer added, “The U.S. government recently passed a new tax law that will make U.S. companies more competitive globally. This tax reform is beneficial to our company, our shareholders, and many of our customers. We are happy to have shared this benefit with our employees, whom we call partners, in the form of a one-time cash payment. Cintas has accomplished much, and our motivated and engaged partners are one of the most important ingredients of our success.”

Net income from continuing operations for the third quarter of approximately $296 million increased 152.9% from last year’s third quarter. Earnings per diluted share (EPS) from continuing operations for the third quarter were $2.66 compared to $1.06 for last year’s third quarter. Fiscal 2018 and fiscal 2017 third quarter EPS included a negative impact of $0.06 from transaction and integration expenses related to the G&K acquisition. Fiscal 2018 third quarter EPS also included a negative impact of $0.24 from the one-time cash payment to employees. However, fiscal 2018 third quarter EPS included a positive impact of $1.59 from benefits under the new Tax Act, largely due to a one-time revaluation of deferred tax assets and liabilities.

The following table provides a comparison of fiscal 2018 EPS to the comparable periods of fiscal 2017:

Earnings Per Share Results	Three Months Ended
	February 28, 2018	February 28, 2017	Growth vs. FY 2017
EPS - continuing operations	$2.66	$1.06
G&K transaction and integration expenses	0.06	0.06
One-time cash payment to employees	0.24	—
Benefit of the Tax Act	(1.59)	—
EPS after above items	$1.37	$1.12	22.3%

	Nine Months Ended
	February 28, 2018	February 28, 2017	Growth vs. FY 2017
EPS - continuing operations	$5.35	$3.42
G&K transaction and integration expenses	0.16	0.10
One-time cash payment to employees	0.24	—
Benefit of the Tax Act	(1.59)	—
EPS after above items	$4.16	$3.52	18.2%

Mr. Farmer concluded, “The benefits of the U.S. tax reform legislation in our third fiscal quarter were significant. However, these benefits make difficult the comparability of our full fiscal year results to last year. As a result, we are providing specific guidance for the fourth quarter of fiscal 2018. We expect fourth quarter revenue to be in the range of $1.625 billion to $1.645 billion. Please keep in mind that our fourth quarter marks the anniversary of the G&K acquisition. We expect fourth quarter EPS from continuing operations to increase and be in the range of $1.64 to $1.69. This assumes a fourth quarter tax rate of 24.0%. This EPS guidance excludes future G&K transaction and integration expenses related to the acquisition. However, in the fourth quarter, we expect G&K transaction and integration expenses to be incurred as we continue to integrate this significant acquisition, and we estimate that they will total $10 million to $15 million.”

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe and the actual amounts of future transaction and integration expenses; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events, including the negative impacts from hurricanes Harvey and Irma; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2017 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Sr. VP-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 28, 2018	February 28, 2017	% Change
Revenue:
Uniform rental and facility services	$1,284,516	$988,178	30.0%
Other	304,622	267,189	14.0%
Total revenue	1,589,138	1,255,367	26.6%

Costs and expenses:
Cost of uniform rental and facility services	718,138	542,790	32.3%
Cost of other	170,537	152,653	11.7%
Selling and administrative expenses	490,618	358,589	36.8%
G&K Services, Inc. transaction and integration expenses	9,821	9,344	5.1%

Operating income	200,024	191,991	4.2%

Interest income	(384)	(11)	3,390.9%
Interest expense	25,901	13,696	89.1%

Income before income taxes	174,507	178,306	(2.1)%
Income tax (benefit) expense	(121,282)	61,352	(297.7)%
Income from continuing operations	295,789	116,954	152.9%
Income from discontinued operations, net of tax	6,306	1,051	500.0%
Net income	$302,095	$118,005	156.0%

Basic earnings per share:
Continuing operations	$2.73	$1.09	150.5%
Discontinued operations	0.06	0.01	500.0%
Basic earnings per share	$2.79	$1.10	153.6%

Diluted earnings per share:
Continuing operations	$2.66	$1.06	150.9%
Discontinued operations	0.05	0.01	400.0%
Diluted earnings per share	$2.71	$1.07	153.3%

Weighted average number of shares outstanding	106,558	105,093
Diluted average number of shares outstanding	110,175	107,892

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 28, 2018	February 28, 2017	% Change
Revenue:
Uniform rental and facility services	$3,904,338	$2,982,475	30.9%
Other	902,744	810,619	11.4%
Total revenue	4,807,082	3,793,094	26.7%

Costs and expenses:
Cost of uniform rental and facility services	2,148,961	1,631,385	31.7%
Cost of other	501,936	460,140	9.1%
Selling and administrative expenses	1,444,985	1,089,707	32.6%
G&K Services, Inc. transaction and integration expenses	26,866	15,478	73.6%

Operating income	684,334	596,384	14.7%

Interest income	(972)	(107)	808.4%
Interest expense	85,347	41,135	107.5%

Income before income taxes	599,959	555,356	8.0%
Income taxes	5,325	180,244	(97.0)%
Income from continuing operations	594,634	375,112	58.5%
Income from discontinued operations, net of tax	61,781	21,361	189.2%
Net income	$656,415	$396,473	65.6%

Basic earnings per share:
Continuing operations	$5.50	$3.51	56.7%
Discontinued operations	0.57	0.20	185.0%
Basic earnings per share	$6.07	$3.71	63.6%

Diluted earnings per share:
Continuing operations	$5.35	$3.42	56.4%
Discontinued operations	0.55	0.20	175.0%
Diluted earnings per share	$5.90	$3.62	63.0%

Weighted average number of shares outstanding	106,210	104,842
Diluted average number of shares outstanding	109,254	107,508

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	February 28, 2018	February 28, 2017
Uniform rental and facility services gross margin	44.1%	45.1%
Other gross margin	44.0%	42.9%
Total gross margin	44.1%	44.6%
Net income margin, continuing operations	18.6%	9.3%

	Nine Months Ended
	February 28, 2018	February 28, 2017
Uniform rental and facility services gross margin	45.0%	45.3%
Other gross margin	44.4%	43.2%
Total gross margin	44.9%	44.9%
Net income margin, continuing operations	12.4%	9.9%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	February 28, 2018	February 28, 2017
Income from continuing operations	$295,789	$116,954
Less: income from continuing operations allocated to participating securities	5,248	2,573
Income from continuing operations available to common shareholders	$290,541	$114,381

Basic weighted average common shares outstanding	106,558	105,093
Effect of dilutive securities - employee stock options	3,617	2,799
Diluted weighted average common shares outstanding	110,175	107,892

Diluted earnings per share from continuing operations	$2.66	$1.06

	Nine Months Ended
	February 28, 2018	February 28, 2017
Income from continuing operations	$594,634	$375,112
Less: income from continuing operations allocated to participating securities	10,546	7,348
Income from continuing operations available to common shareholders	$584,088	$367,764

Basic weighted average common shares outstanding	106,210	104,842
Effect of dilutive securities - employee stock options	3,044	2,666
Diluted weighted average common shares outstanding	109,254	107,508

Diluted earnings per share from continuing operations	$5.35	$3.42

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional non-GAAP financial measures of earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Earnings Per Share Results

	Three Months Ended
	February 28, 2018	February 28, 2017	Growth vs. FY 2017
EPS - continuing operations	$2.66	$1.06
G&K Services Inc. transaction and integration expenses	0.06	0.06
One-time cash payment to employees	0.24	—
Benefit of the Tax Act	(1.59)	—
EPS after above items	$1.37	$1.12	22.3%

	Nine Months Ended
	February 28, 2018	February 28, 2017	Growth vs. FY 2017
EPS - continuing operations	$5.35	$3.42
G&K Services Inc. transaction and integration expenses	0.16	0.10
One-time cash payment to employees	0.24	—
Benefit of the Tax Act	(1.59)	—
EPS after above items	$4.16	$3.52	18.2%

Computation of Free Cash Flow

	Nine Months Ended
	February 28, 2018	February 28, 2017
Net cash provided by operations	$660,864	$483,758
Capital expenditures	(196,040)	(218,621)
Free cash flow	$464,824	$265,137

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended February 28, 2018
Revenue	$1,284,516	$137,327	$167,295	$—	$1,589,138
Gross margin	$566,378	$64,348	$69,737	$—	$700,463
Selling and administrative expenses	$383,270	$47,643	$59,705	$—	$490,618
G&K Services, Inc. transaction and integration expenses	$9,821	$—	$—	$—	$9,821
Interest income	$—	$—	$—	$(384)	$(384)
Interest expense	$—	$—	$—	$25,901	$25,901
Income (loss) before income taxes	$173,287	$16,705	$10,032	$(25,517)	$174,507

For the three months ended February 28, 2017
Revenue	$988,178	$124,239	$142,950	$—	$1,255,367
Gross margin	$445,388	$55,681	$58,855	$—	$559,924
Selling and administrative expenses	$264,111	$43,446	$51,032	$—	$358,589
G&K Services, Inc. transaction and integration expenses	$9,344	$—	$—	$—	$9,344
Interest income	$—	$—	$—	$(11)	$(11)
Interest expense	$—	$—	$—	$13,696	$13,696
Income (loss) before income taxes	$171,933	$12,235	$7,823	$(13,685)	$178,306

For the nine months ended February 28, 2018
Revenue	$3,904,338	$416,999	$485,745	$—	$4,807,082
Gross margin	$1,755,377	$196,383	$204,425	$—	$2,156,185
Selling and administrative expenses	$1,132,500	$142,292	$170,193	$—	$1,444,985
G&K Services, Inc. transaction and integration expenses	$26,866	$—	$—	$—	$26,866
Interest income	$—	$—	$—	$(972)	$(972)
Interest expense	$—	$—	$—	$85,347	$85,347
Income (loss) before income taxes	$596,011	$54,091	$34,232	$(84,375)	$599,959

For the nine months ended February 28, 2017
Revenue	$2,982,475	$373,875	$436,744	$—	$3,793,094
Gross margin	$1,351,090	$170,352	$180,127	$—	$1,701,569
Selling and administrative expenses	$801,944	$131,827	$155,936	$—	$1,089,707
G&K Services, Inc. transaction and integration expenses	$15,478	$—	$—	$—	$15,478
Interest income	$—	$—	$—	$(107)	$(107)
Interest expense	$—	$—	$—	$41,135	$41,135
Income (loss) before income taxes	$533,668	$38,525	$24,191	$(41,028)	$555,356

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	February 28, 2018	May 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$152,563	$169,266
Marketable securities	33,693	22,219
Accounts receivable, net	779,220	736,008
Inventories, net	274,819	278,218
Uniforms and other rental items in service	682,438	635,702
Income taxes, current	12,907	44,320
Prepaid expenses and other current assets	35,192	30,132
Assets held for sale	—	38,613
Total current assets	1,970,832	1,954,478

Property and equipment, net	1,367,580	1,323,501

Investments	178,527	164,788
Goodwill	2,819,867	2,782,335
Service contracts, net	557,477	586,988
Other assets, net	25,566	31,967
	$6,919,849	$6,844,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$172,181	$177,051
Accrued compensation and related liabilities	145,066	149,635
Accrued liabilities	412,826	429,809
Debt due within one year	187,500	362,900
Liabilities held for sale	—	11,457
Total current liabilities	917,573	1,130,852

Long-term liabilities:
Debt due after one year	2,534,760	2,770,624
Deferred income taxes	376,665	469,328
Accrued liabilities	196,854	170,460
Total long-term liabilities	3,108,279	3,410,412

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY18: 182,558,025 issued and 106,681,417 outstanding FY17: 180,992,605 issued and 105,400,629 outstanding	611,485	485,068
Paid-in capital	219,389	223,924
Retained earnings	5,651,656	5,170,830
Treasury stock: FY18: 75,876,608 shares FY17: 75,591,976 shares	(3,611,050)	(3,574,000)
Accumulated other comprehensive income (loss)	22,517	(3,029)
Total shareholders’ equity	2,893,997	2,302,793

	$6,919,849	$6,844,057

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 28, 2018	February 28, 2017
Cash flows from operating activities:
Net income	$656,415	$396,473

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	157,319	120,493
Amortization of intangible assets	47,583	11,221
Stock-based compensation	86,044	63,578
Gain on sale of business	(99,060)	—
Gain on Shred-it	—	(25,876)
Deferred income taxes	(120,428)	(3,472)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(40,046)	(28,646)
Inventories, net	4,011	(23,364)
Uniforms and other rental items in service	(44,050)	(53)
Prepaid expenses and other current assets	(17,925)	(11,387)
Accounts payable	(580)	15,538
Accrued compensation and related liabilities	(2,209)	(5,812)
Accrued liabilities and other	2,253	(6,079)
Income taxes, current	31,537	(18,856)
Net cash provided by operating activities	660,864	483,758

Cash flows from investing activities:
Capital expenditures	(196,040)	(218,621)
Proceeds from redemption of marketable securities and investments	146,302	172,506
Purchase of marketable securities and investments	(157,528)	(125,634)
Proceeds from sale of business	127,835	—
Proceeds from sale of investment in Shred-it	—	25,876
Acquisitions of businesses, net of cash acquired	(12,298)	(19,630)
Other, net	1,746	28
Net cash used in investing activities	(89,983)	(165,475)

Cash flows from financing activities:
Issuance of commercial paper, net	137,000	99,500
Repayment of debt	(550,000)	(250,000)
Prepaid short-term debt financing fees	—	(13,949)
Proceeds from exercise of stock-based compensation awards	35,838	25,114
Dividends paid	(175,589)	(142,444)
Repurchase of common stock	(37,050)	(20,054)
Other, net	(2,489)	(5,801)
Net cash used in financing activities	(592,290)	(307,634)

Effect of exchange rate changes on cash and cash equivalents	4,706	(2,762)

Net (decrease) increase in cash and cash equivalents	(16,703)	7,887
Cash and cash equivalents at beginning of period	169,266	139,357
Cash and cash equivalents at end of period	$152,563	$147,244